UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2017

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Charter Corporation Inc. (“Charter”), which acquired Time Warner Cable, Inc. (“Time Warner”) in May 2016.  In connection with the acquisition, the Time Warner Master Subscriber Management Agreement (the “Time Warner Agreement”) was assigned to Charter.  The combined Charter/Time Warner revenues represented approximately 21% of CSG’s total revenues for the year ended December 31, 2016, making Charter CSG’s second largest client.

Our current agreement with Charter runs through December 31, 2019, while the Time Warner Agreement, which covers the Time Warner customer accounts serviced by CSG and now owned by Charter, was scheduled to expire on March 31, 2017. On March 30, 2017, the Time Warner Agreement was amended to provide for a one-month extension through April 30, 2017, while the parties continue to finalize terms relating to a new Charter Consolidated Master Subscriber Management System Agreement that will provide CSG products and services covering both Time Warner and Charter customer accounts under one master agreement.

A copy of the amendment, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 4, 2017

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ Rolland B. Johns
Rolland B. Johns
Chief Accounting Officer